Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

ACLARION, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Units, Each consisting of One Share of Common Stock, par value $0.00001 per share and One Warrant	Rule 457(o)	X	X	$15,000,000(2)	0.000092700	$ $1390.50
	Equity	Common Stock issuable upon exercise of Warrants	Rule 457(o)			$15,000,000	0.000092700	$ $1,390.50
	Equity	Representative Warrants	Other (3)
	Equity	Common Stock, par value $0.001 per share, underlying Representative Warrants (4)	Rule 457(o)			$1,200,000(4)	0.000092700	$111.24
	Total Offering Amounts					31.200,000		$2,892.24
	Total Fees Previously Paid					4,477.41		4,477.41
	Total Fee Offsets					4,477.41		$2,892.24
	Net Fee Due					0.0		0.0

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the offering price of any additional shares that the underwriters have the option to purchase.
(2)	Includes shares of common stock and/or Warrants that may be sold pursuant to the exercise of the Underwriters over-allotment option, if any.
(3)	No registration fee pursuant to Rule 457(g) under the Securities Act.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. Represents the shares of common stock underlying the warrants issuable to Maxim Group, LLC, or its designees (the “Representatives Warrants”) equal to 8% of the number of shares of common stock included in the units being offered (including shares of common stock that the underwriters have the right to purchase to cover over-allotments) at an exercise price equal to 125% of the public offering price per unit.